UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2009

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

ST. PAUL, Minn. - July 7, 2009 — 3M (NYSE: MMM) has entered into a settlement of the previously disclosed shareholder derivative lawsuit filed in the U.S. District Court for the District of Delaware captioned Insulators and Asbestos Workers Local No. 14 Pension Fund v. George W. Buckley, et al., C.A. No. 07-416-GMS.  The suit was against the Company as nominal defendant and against each then current member of the Board of Directors and the officers named in the Summary Compensation Table of the 2007 Proxy Statement.  The suit alleged that the Company’s 2007 Proxy Statement contained false and misleading statements concerning the tax deductibility of compensation payable under the 3M Executive Annual Incentive Plan (“Plan”) and the standards for determining the amounts payable under the Plan.

The terms of the Settlement are set forth in a Notice of Pendency of Derivative Action, Proposed Settlement, Settlement Hearing and Right to Appear (“Notice”) that was made available to stockholders. The Settlement provided for disclosure of certain information by 3M regarding the operation of the Plan and the adoption by the Compensation Committee of the Board of Directors of a resolution confirming its interpretation of the term “Special Items” as used in the Plan.  The Settlement also provided, among other things, for the dismissal of the suit, for the release of all claims against the defendants that could have been asserted in the suit, and for payment of Plaintiff’s attorneys’ fees and expenses by the Company. The Court approved the Settlement, and its material terms.

The Company and the officers and directors named as defendants have maintained that the suit was improper from its inception, and the defendants denied and continue to deny that they committed any violation of law or breach of fiduciary duty.  However, the Settlement allowed the Company to avoid the inherent uncertainty of litigation and the distraction and waste of resources that would have been necessary to pursue the litigation to conclusion.

The District Court held a hearing on the fairness of the Settlement on June 3, 2009.

Terms of the Settlement:

Under the terms of the Settlement, the Compensation Committee of the Company’s Board of Directors has adopted, or will adopt, a formal resolution recognizing in a written policy its interpretation of the term “Special Items” as it is used in the Plan.  Specifically, the Plan defines “Adjusted Net Income” to be the Company’s net income as reported in its Consolidated Statement of Income as adjusted to exclude Special Items.  The resolution will formally state that the Committee interprets Special Items to mean amounts resulting from those unusual and/or infrequent events that have been treated as special items in the Company’s current reports furnished to the Securities and Exchange Commission on Form 8-K, Item 2.02, including but not limited to:

2

•                  Any items for which Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” provides disclosure criteria and/or any unusual and/or infrequent items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual/quarterly periodic reports for the applicable year/quarter;

•                  The financial impact of restructurings;

•                  Asset write-downs;

•                  Divestitures or asset sales;

•                  Litigation or claim judgments and settlements;

•                  The effect of changes in tax law, accounting principles or other such laws or provisions affecting reported financial results; or

•                  Unusual tax transactions.

In addition, the Company has agreed to state by this Form 8-K:

(i)            that the Board and the Committee intend, and have intended since the adoption of the Plan, to preserve their authority to pay compensation to 3M’s executives and other employees as they determine to be in the Company’s best interest and pursuant to the Company’s various compensation and benefit plans, policies and arrangements, including, but not limited to, the Plan, which compensation may or may not be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

(ii)           that for the 2007 Plan Year, the number of individuals who were eligible to participate in the Plan, consisting of the Company’s named executive officers and other senior executives whose compensation is approved by the Committee, was approximately 21.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: July 7, 2009